Exhibit 99.1

GOLDEN ENTERTAINMENT REPORTS 2022 THIRD QUARTER RESULTS

–Third quarter revenue of $279.0 million, net income of $14.0 million and Adjusted EBITDA of $61.1 million
–Entered into definitive agreements to sell Rocky Gap Casino Resort for $260.0 million; transaction expected to close in second quarter of 2023
–Repaid $25.0 million of term loan borrowings; increased stock buyback authorization to $75.0 million
LAS VEGAS – November 3, 2022 – Golden Entertainment, Inc. (NASDAQ: GDEN) (“Golden Entertainment” or the “Company”) today reported financial results for the third quarter ended September 30, 2022. The Company generated third quarter revenue of $279.0 million, net income of $14.0 million and Adjusted EBITDA of $61.1 million.
Blake Sartini, Chairman and Chief Executive Officer of Golden Entertainment, commented, “Our quarterly results continue to be significantly above 2019 levels, despite reflecting a larger impact from seasonality compared to the same period last year. We are encouraged by the current business trends to start the fourth quarter and we are well positioned to succeed in any economic environment. Our third quarter was also highlighted by our announcement to sell our Rocky Gap Casino Resort for $260 million, which will allow us to focus further on our core operations, maintaining the strength of our balance sheet and opportunistically returning capital to shareholders.”
Consolidated Results
Revenues of $279.0 million for the third quarter of 2022 were down 1% from $282.4 million for the third quarter of 2021. Net income for the third quarter of 2022 was $14.0 million, or $0.45 per fully diluted share, compared to net income of $29.1 million, or $0.91 per fully diluted share, for the third quarter of 2021. Third quarter 2022 Adjusted EBITDA was $61.1 million, a 17% decline from Adjusted EBITDA of $73.4 million for the third quarter of 2021. Adjusted EBITDA margin was 22% for third quarter of 2022 compared to 26% for the third quarter of 2021.
Nevada Casino Resorts
Revenues for Nevada Casino Resorts were $98.9 million for the third quarter of 2022 compared to $104.4 million for the third quarter of 2021. Third quarter 2022 Adjusted EBITDA was $30.1 million compared to $39.2 million for the third quarter of 2021. Adjusted EBITDA margin was 30% for the third quarter of 2022 compared to 38% for the third quarter of 2021.
Nevada Locals Casinos
Revenues for Nevada Locals Casinos were $37.7 million for the third quarter of 2022 compared to $38.1 million for the third quarter of 2021. Third quarter 2022 Adjusted EBITDA was $16.8 million compared to $18.1 million for the third quarter of 2021. Adjusted EBITDA margin was 45% for the third quarter of 2022 compared to 48% for the third quarter of 2021.
Maryland Casino Resort
Revenues for Maryland Casino Resort were $21.6 million both for the third quarter of 2022 and 2021. Third quarter 2022 Adjusted EBITDA was $7.4 million compared to $7.7 million for the third quarter of 2021. Adjusted EBITDA margin was 34% for the third quarter of 2022 compared to 35% for the third quarter of 2021.
On August 24, 2022, the Company entered into definitive agreements to sell the Rocky Gap Casino Resort for aggregate cash consideration of $260 million. Pursuant to the terms of the agreements, Century Casinos, Inc. will acquire the operations of the Rocky Gap Casino Resort for $56.1 million, subject to customary working capital adjustments, and VICI Properties Inc. will acquire an interest in the associated land and buildings for $203.9 million. The Company expects the transactions to close during the second quarter of 2023, subject to the satisfaction of customary regulatory approvals and closing conditions.
Distributed Gaming
Revenues for Distributed Gaming were $117.6 million for the third quarter of 2022 compared to $117.9 million for the third quarter of 2021. Third quarter 2022 Adjusted EBITDA was $18.8 million compared to $21.2 million for the third quarter of 2021. Adjusted EBITDA margin was 16% for the third quarter of 2022 compared to 18% for the third quarter of 2021.
Debt and Liquidity
During the third quarter of 2022, the Company repaid $25 million of its outstanding term loan. As of September 30, 2022, the Company’s total principal amount of debt outstanding was $940.2 million, consisting primarily of $600 million in outstanding term loan borrowings and $337.5 million of senior unsecured notes. As of September 30, 2022, the Company had cash and cash equivalents of $177.7 million, short-term cash investments of $5.0 million, and there continues to be no outstanding borrowings under the Company’s $240 million revolving credit facility.
As of September 30, 2022, the Company had approximately $27.5 million remaining under its current share repurchase authorization, which was increased to $75.0 million on November 1, 2022.
Investor Conference Call and Webcast
The Company will host a webcast and conference call today, November 3, 2022, at 5:00 p.m. Eastern Time, to discuss the results for the third quarter of 2022. The conference call may be accessed live over the phone by dialing (844) 826-3033 or (412) 317-5185 for international callers. A replay will be available beginning at 8:00 p.m. Eastern Time today and may be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the passcode is 10171295. The replay will be available until November 10, 2022. The call will also be webcast live through the “Investors” section of the Company’s website, www.goldenent.com. A replay of the audio webcast will also be archived on the Company’s website, www.goldenent.com.
Forward-Looking Statements
This press release contains forward-looking statements regarding future events and the Company’s future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “potential,” “seek,” “should,” “think,” “will,” “would” and similar expressions, or they may use future dates. In addition, forward-looking statements in this press release include, without limitation statements regarding: the Rocky Gap transactions, including the anticipated timing of the closing of the transaction and satisfaction of regulatory and other conditions; the Company’s strategies, objectives, business opportunities and plans for future expansion, developments or acquisitions; anticipated future growth and trends in the Company’s business or key markets; projections of future financial condition, operating results, income, capital expenditures, costs or other financial items, including anticipated future cash generation and resulting ability to continue to return capital to shareholders; and other characterizations of future events or circumstances as well as other statements that are not statements of historical fact. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. These forward-looking statements are subject to assumptions, risks and uncertainties that may change at any time, and readers are therefore cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause the actual results to differ materially include: risks and uncertainties related to the Rocky Gap transactions, including the failure to obtain, or delays in obtaining, required regulatory approvals or clearances; the failure to satisfy any of the closing conditions to the Rocky Gap transactions on a timely basis or at all; changes in national, regional and local economic and market conditions; legislative and regulatory matters (including the cost of compliance or failure to comply with applicable laws and regulations); increases in gaming taxes and fees in the jurisdictions in which the Company operates; litigation; increased competition; the Company’s ability to renew its distributed gaming contracts; reliance on key personnel (including our Chief Executive Officer, President and Chief Financial Officer, and Chief Operating Officer); the level of the Company’s indebtedness and its ability to comply with covenants in its debt instruments; terrorist incidents; natural disasters; severe weather conditions (including weather or road conditions that limit access to the Company’s properties); the effects of environmental and structural building conditions; the effects of disruptions to the Company’s information technology and other systems and infrastructure; factors affecting the gaming, entertainment and hospitality industries generally; and other risks and uncertainties discussed in the Company’s filings with the SEC, including the “Risk Factors” sections of the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.
Non-GAAP Financial Measures
To supplement the Company’s consolidated financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses Adjusted EBITDA because it is the primary metric used by its chief operating decision makers and investors in measuring both the Company’s past and future expectations of performance. Adjusted EBITDA provides useful information to the users of the Company’s financial statements by excluding specific expenses and gains that the Company believes are not indicative of its core operating results. Further, the Company’s annual performance plan used to determine compensation for its executive officers and employees is tied to the Adjusted EBITDA metric. It is also a measure of operating performance widely used in the gaming industry.
The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. In addition, other companies in gaming industry may calculate Adjusted EBITDA differently than the Company does.
The Company defines “Adjusted EBITDA” as earnings before interest and other non-operating income (expense), income taxes, depreciation and amortization, impairment of goodwill and intangible assets, preopening and related expenses, gain or loss on disposal of assets, share-based compensation expenses, change in non-cash lease expense, and other non-cash charges that are deemed to be not indicative of the Company’s core operating results, calculated before corporate overhead (which is not allocated to each reportable segment).
About Golden Entertainment, Inc.
Golden Entertainment owns and operates a diversified entertainment platform, consisting of a portfolio of gaming and hospitality assets that focus on casino and distributed gaming operations (including gaming in the Company’s branded taverns). Golden Entertainment operates nearly 17,000 slots, over 100 table games, and over 6,200 hotel rooms. Golden Entertainment owns ten casinos – nine in Southern Nevada and one in Maryland. Through its distributed gaming business in Nevada and Montana, Golden Entertainment operates video gaming devices at nearly 1,100 locations and owns more than 60 traditional taverns in Nevada. Golden Entertainment is also licensed in Illinois and Pennsylvania to operate video gaming terminals. For more information, visit www.goldenent.com.

Contacts
Golden Entertainment, Inc.	Investor Relations
Charles H. Protell	Richard Land
President and Chief Financial Officer	JCIR
(702) 893-7777	(212) 835-8500 or gden@jcir.com

Golden Entertainment, Inc.
Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues
Gaming	$188,420	$193,167	$575,886	$575,124
Food and beverage	43,035	44,271	129,942	123,013
Rooms	30,765	31,566	89,685	80,213
Other	16,773	13,418	46,496	36,235
Total revenues	278,993	282,422	842,009	814,585
Expenses
Gaming	108,040	106,301	323,431	309,478
Food and beverage	33,090	32,182	97,093	85,256
Rooms	14,337	13,220	40,627	35,213
Other operating	4,531	4,635	13,853	10,430
Selling, general and administrative	59,389	54,457	177,586	161,333
Depreciation and amortization	24,286	26,474	75,894	80,342
Loss (gain) on disposal of assets	266	(72)	935	747
Preopening expenses	2	3	61	232
Total expenses	243,941	237,200	729,480	683,031
Operating income	35,052	45,222	112,529	131,554
Non-operating (expense) income
Other non-operating income	—	—	—	60,000
Interest expense, net	(15,709)	(15,535)	(45,565)	(47,752)
Loss on debt extinguishment	(158)	(759)	(1,412)	(759)
Total non-operating (expense) income, net	(15,867)	(16,294)	(46,977)	11,489
Income before income tax (provision) benefit	19,185	28,928	65,552	143,043
Income tax (provision) benefit	(5,182)	123	5,737	(366)
Net income	$14,003	$29,051	$71,289	$142,677

Weighted-average common shares outstanding
Basic	28,505	28,950	28,757	28,599
Diluted	31,148	31,854	31,640	31,537
Net income per share
Basic	$0.49	$1.00	$2.48	$4.99
Diluted	$0.45	$0.91	$2.25	$4.52

Golden Entertainment, Inc.
Reconciliation of Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues
Nevada Casino Resorts (1)
Gaming	$42,812	$46,216	$133,156	$135,060
Food and beverage	21,537	22,449	66,044	60,129
Rooms	26,068	27,643	76,670	69,436
Other	8,439	8,072	26,919	20,567
Nevada Casino Resorts revenue	$98,856	$104,380	$302,789	$285,192
Nevada Locals Casinos (2)
Gaming	$27,457	$28,437	$85,886	$91,226
Food and beverage	6,208	6,081	18,688	17,918
Rooms	2,325	1,858	7,098	5,419
Other	1,745	1,729	5,737	5,614
Nevada Locals Casinos revenues	$37,735	$38,105	$117,409	$120,177
Maryland Casino Resort (3)
Gaming	$16,027	$16,502	$45,940	$45,985
Food and beverage	2,463	2,314	6,333	5,867
Rooms	2,372	2,065	5,917	5,358
Other	762	759	1,872	1,770
Maryland Casino Resort revenues	$21,624	$21,640	$60,062	$58,980
Distributed Gaming (4)
Gaming	$102,124	$102,012	$310,904	$302,853
Food and beverage	12,827	13,427	38,877	39,099
Other	2,695	2,496	8,456	7,295
Distributed Gaming revenues	$117,646	$117,935	$358,237	$349,247
Corporate and other	3,132	362	3,512	989
Total Revenues	$278,993	$282,422	$842,009	$814,585
(1)    Comprised of The STRAT Hotel, Casino & SkyPod, Aquarius Casino Resort, Edgewater Hotel & Casino Resort and Colorado Belle Hotel & Casino Resort.
(2)    Comprised of Arizona Charlie’s Boulder, Arizona Charlie’s Decatur, Gold Town Casino, Lakeside Casino & RV Park and Pahrump Nugget Hotel Casino.
(3)    Comprised of the operations of the Rocky Gap Casino Resort.
(4)    Comprised of distributed gaming operations in Nevada and Montana, as well as branded taverns in Nevada.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2022	2021	2022	2021
Adjusted EBITDA
Nevada Casino Resorts (1)	$30,122	$39,196	$102,589	$112,486
Nevada Locals Casinos (2)	16,818	18,103	56,651	61,230
Maryland Casino Resort (3)	7,446	7,669	20,260	20,831
Distributed Gaming (4)	18,845	21,158	63,092	66,952
Corporate and other	(12,176)	(12,698)	(39,196)	(37,561)
Total Adjusted EBITDA	$61,055	$73,428	$203,396	$223,938

Adjustments
Other non-operating income	—	—	—	60,000
Depreciation and amortization	(24,286)	(26,474)	(75,894)	(80,342)
Change in non-cash lease expense	298	143	(113)	(517)
Share-based compensation	(3,286)	(3,089)	(10,269)	(8,762)
(Loss) gain on disposal of assets	(266)	72	(935)	(747)
Loss on debt extinguishment	(158)	(759)	(1,412)	(759)
Preopening and related expenses (5)	(2)	(3)	(61)	(232)
Other, net	1,539	1,145	(3,595)	(1,784)
Interest expense, net	(15,709)	(15,535)	(45,565)	(47,752)
Income tax (provision) benefit	(5,182)	123	5,737	(366)
Net income	$14,003	$29,051	$71,289	$142,677
(1)    Comprised of The STRAT Hotel, Casino & SkyPod, Aquarius Casino Resort, Edgewater Hotel & Casino Resort and Colorado Belle Hotel & Casino Resort.
(2)    Comprised of Arizona Charlie’s Boulder, Arizona Charlie’s Decatur, Gold Town Casino, Lakeside Casino & RV Park and Pahrump Nugget Hotel Casino.
(3)    Comprised of the operations of the Rocky Gap Casino Resort.
(4)    Comprised of distributed gaming operations in Nevada and Montana, as well as branded taverns in Nevada.
(5)    Preopening and related expenses consist of labor, food, utilities, training, initial licensing, rent and organizational costs incurred in connection with the opening of tavern and casino locations.